UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   __________


                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                              _____________________


                  Date of Report (June 7, 1994): June 14, 1994


                      Alexander & Alexander Services Inc.
                   ----------------------------------------
             (Exact name of registrant as specified in its charter)


              Maryland             1-8282            52-0969822
           --------------      --------------     ----------------
           (State or other     (Commission        (I.R.S. Employer
           jurisdiction of     File Number)       Identification No.)
           organization)


            1211 Avenue of the Americas                   10036
                 New York, New York                    ------------
    ------------------------------------------          (Zip Code)
     (Address of principal executive offices)


                               (212) 840-8500
                     ----------------------------------
                      (Registrant's telephone number,
                            including area code:)


                                 Not Applicable
                        ------------------------------
                        (Former name or former address,
                        if changed since last report.)

          Item 5.   Other Events.
                    -------------

               On June 7, 1994, Alexander & Alexander Services Inc. issued the following two press releases:




                        A&A TO SEEK SHAREHOLDER APPROVAL

                       OF $200 MILLION INVESTMENT BY AIG;

             BOARD REDUCES QUARTERLY COMMON STOCK DIVIDEND TO $0.025


          NEW YORK,  June 7, 1994  -- Alexander  & Alexander  Services

          Inc.  (A&A)  today  announced  that  American  International

          Group, Inc. (AIG) has agreed to invest $200 million in a new issue of  Series B  convertible preferred  stock  with an  8 percent annual dividend.  The  dividend will be paid in kind through Dec. 15, 1996, and at A&A's option for an additional three years.

               A&A's  Board of  Directors  also  declared a  quarterly

          common stock dividend  of $0.025 per share,  payable June 30 to shareholders of record on June 17, 1994.

               Dr.  Robert E. Boni, chairman  of the board, said, "A&A

          intends to use most of the proceeds of the AIG investment to strengthen our  core businesses.  Also, part of the proceeds will finance  a reinsurance  arrangement to  further protect the company from previously  disclosed exposures relating to certain discontinued underwriting operations."

               He  added, "The AIG investment, together with the lower

          dividend,  would greatly  strengthen  the company's  capital base and cash flow, providing for significant new investment in A&A's core businesses."

               The  new  preferred  stock is  convertible  into  A&A's

          common  stock at  $17 per  share.   Upon  conversion of  the

          preferred   shares   into  common   stock,   AIG  would  own

          approximately  21 percent  of A&A's common stock.  Both this stock and the
          common stock into which it is convertible are  non-voting in the hands of AIG.

               AIG can  exchange non-voting common stock for up to 9.9

          percent of A&A's voting stock, but AIG does not intend to do

          so.   AIG will  not be represented  on the A&A  board, and a

          standstill agreement is in effect for eight years.

               A&A  will seek authorization  for the transaction  at a

          special  stockholders meeting  to  be  called  in  the  near

          future.   The  transaction  also  is  subject  to  customary

          closing   conditions,   including   appropriate   government

          approvals.

               AIG  Chairman  Maurice  R. Greenberg  said,  "A&A  is a

          leading  insurance  brokerage   organization  with  a   long

          tradition  of  leadership  in its  industry.    AIG strongly

          believes in  the independent  broker system  and has  in the past made  investments in  other brokerage  firms to  enable them to continue the tradition of operating independently."

               Dr.  Boni  added,  "In  January,  we  promised dramatic

          action  to improve operations  and earnings.   Today's steps

          constitute  an important installment on that promise.  AIG's investment is a welcome vote of confidence in A&A's future."



               AIG is  the leading U.S.-based  international insurance

          organization  and the largest  underwriter of commercial and industrial insurance in the United States.

               A&A  Services Inc. [NYSE: AAL] is a global organization

          of   professional   advisers  providing   risk   management,

          insurance brokerage and human resource management consulting services from offices in more than 80 countries.

                                       ##

               A&A NAMES FRANK ZARB AS CHAIRMAN, CEO AND PRESIDENT

          NEW YORK, June  7 -- The Board  of Directors of  Alexander &

          Alexander Services Inc. (A&A)  today named Frank G. Zarb  as chairman, CEO and president of the company.

               Dr. Robert E. Boni, who has been non-executive chairman

          of A&A's  board of directors  since January 1994,  said, "We are delighted  to have an executive of  Frank Zarb's calibre to lead our company.  He  is one of the best known and  most talented leaders in  the financial  services industry,  with experience  in  insurance  and  a  proven  track  record  in

          turnaround  situations.    His stature  and  success  in the

          global  business  community  as well  as  the  public sector reinforce our  confidence in  A&A's business  outlook as  we strengthen our operations."

               Mr. Zarb,  59, said,  "I believe  very strongly  in the

          future   of  A&A.     We  will   move  quickly   to  improve

          profitability and  strengthen  our core  business.   Today's

          earlier announcement  of the $200  million capital  infusion from AIG  and the dividend  reduction by the board  are very significant.  They contribute to the process of revitalizing our  franchise and  returning  A&A to  the  path of  growth,

          profitability   and,   ultimately,    increased   value   to

          shareholders."

               He added, "From  my experience at Smith  Barney, I know

          this company.   We have great  opportunities to realize  our

          potential through focused management  and better service  to our customers."

               Mr.  Zarb, who  is presently  vice  chairman and  group

          chief  executive  of

          Travelers  Inc., has  a  distinguished   record in  business

          and public  service.  He  had previously served  as chairman

          and chief  executive  officer of  Smith Barney,   Travelers'

          brokerage  and   investment   banking   subsidiary, which he

          joined in November 1988.  He was named corporate group chief

          executive in  June 1993  and elected a   vice   chairman  of

          Travelers Inc. (formerly Primerica Corporation) in September

          1991.

               During his  tenure at  Smith Barney,  Mr. Zarb  oversaw

          growth in  the  firm's business  mix  and clientele.    Most

          importantly,  he directed a series of record performances by the firm,  from a  pre-tax loss of  $100 million in  1988 to more than $200  million in after tax profits  in 1993, prior to the acquisition of Shearson.

               Before joining Smith Barney, Mr. Zarb for 10 years  had

          been  a  senior  partner  of   Lazard  Freres  &  Co.,  with

          responsibilities  for a  broad  range of  investment banking activities, including  international and  domestic corporate finance and mergers and acquisitions.

               From 1974 through 1977, Mr. Zarb was the senior federal

          official for all U.S.  government energy-related activities.

          He  served as executive director of the Cabinet-level Energy

          Resources  Council,  Administrator  of  the  Federal  Energy

          Administration  and Assistant  to  the President  for Energy

          Affairs.  He was widely known during the Ford administration as the national "energy czar."

               Prior  to those  appointments,  he  had been  associate

          director of the Office of Management and Budget from 1973 to

          1974 and served as assistant secretary of labor between 1971 and 1972.

               Before  entering  public  service,  Mr.  Zarb  acquired

          considerable   experience
          in  the   securities  industry,  beginning  his career  with

          Goodbody  and Co.  in 1962.    He   later  served in various

          capacities for predecessor firms to Shearson,  as  executive

          vice   president  of  marketing  operations,  and investment

          banking  as well as  chairman of  the Executive Committee.

               Mr. Zarb  continues to have  a role in  public service.

          Since October  1993, he  has been chairman  of the  New York

          Stock  Exchange Nominating Committee.   He was  nominated to

          serve on the United States Enrichment Corporation's board of directors  by  President  Clinton,  and his  nomination  was

          confirmed by  the U.S. Senate  in February 1994.   (USEC was

          established  in 1992 to  take over the  government's uranium

          enrichment  operations  and  eventually   create  a  private

          corporation  to  compete  more aggressively  in  markets for enriched uranium.)

               Mr. Zarb, who earned his bachelor's and master's of art

          degrees  from Hofstra, was awarded an honorary law degree by the university in 1975, and the school's Outstanding Scholar

          Award in  1974.  Hofstra recently named  its business school after Mr. Zarb.

               With  Mr. Zarb's appointment, Dr. Boni will continue as

          an A&A  board member  and serve as  chairman of  the board's

          Executive  Committee.  Michael  K. White  will step  down as

          A&A's president.

               A&A  Services Inc. [NYSE: AAL] is a global organization

          of   professional   advisers  providing   risk   management,

          insurance brokerage and human resource management consulting services from offices in more than 80 countries.

                                       ##

                                    SIGNATURE



                    Pursuant to the requirements of the Securities Exchange Act of 1934,

          the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   ALEXANDER & ALEXANDER SERVICES INC.


                                   By:  /s/ Ronald J. Roessler
                                        ------------------------------
                                        Senior Vice President
                                        and General Counsel






          Date:     June 14, 1994